UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2009, Howard Lance submitted a letter of resignation as a director of Harris Stratex Networks, Inc. (the “Company”) to the Chairman of the Board of the Company, such resignation to be effective on the payment of the stock dividend referred to below on May 27, 2009. Mr. Lance currently serves as the Chairman, President and Chief Executive Officer of Harris Corporation, the holder of all outstanding shares of the Company’s Class B Common Stock. According to a Schedule 13D/A filed on April 2, 2009 with the Securities and Exchange Commission, the board of directors of Harris Corporation approved a spin-off transaction involving the exchange of all of the outstanding shares of the Company’s Class B Common Stock held by Harris Corporation for shares of the Company’s Class A Common Stock and the distribution of the shares of Class A Common Stock received in the exchange to the shareholders of Harris Corporation as a pro rata stock dividend to be paid on May 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ J. Russell Mincey
	Name:	J. Russell Mincey
	Title:	Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller

     Date: April 2, 2009